UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 04, 2025

Financial Institutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	0-26481	16-0816610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street
Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 786-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FISI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2025, Samuel M. Gullo, a member of the Board of Directors (the “Board”) of Financial Institutions, Inc. (the “Company”) and the Board of Directors of the Company’s wholly-owned subsidiary, Five Star Bank, informed the Board of his decision not to stand for re-election at the 2025 Annual Meeting of Shareholders. His retirement from both boards following 25 years of service will take effect immediately following the 2025 Annual Meeting of Shareholders. Mr.Gullo’s decision not to stand for re-election reflects his intent to spend more time with his family and pursuing outside interests, and did not result from any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Financial Institutions, Inc.

Date:	March 6, 2025	By:	/s/ Samuel J. Burruano, Jr.
Samuel J. Burruano, Jr. Executive Vice President, Chief Legal Officer and Corporate Secretary